UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2022
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.      Completion of Acquisition or Disposition of Assets.
On November 30, 2022, Excalibar Minerals LLC (“Excalibar”), a subsidiary of Newpark Resources, Inc. (“Newpark”) that was in the business of operating facilities for the industrial grinding of barium sulfate in the United States, completed the sale of substantially all of its long-lived assets, inventory and operations to Cimbar Resources, INC. (“Purchaser”) pursuant to an asset purchase agreement to which Excalibar and the Purchaser are parties dated as of October 19, 2022 (the “Agreement”). The sales price was $48 million in cash, adjusted by an amount equal to the excess or deficit, as applicable, in inventory value at closing based on a targeted amount of inventory value of $24.5 million. Pursuant to the terms and conditions of the Agreement, Newpark retained certain assets and liabilities, including accounts receivable and accounts payable.
The Agreement contains negotiated representations, warranties, covenants and indemnification provisions by both Excalibar and the Purchaser. The Agreement, together with other ancillary agreements among Excalibar, Newpark, another subsidiary of Newpark, the Purchaser and an affiliate of the Purchaser, govern matters relating to the parties’ obligations after the closing. In this regard, Newpark agrees that during the four years following the closing, Newpark will not engage in a competitive business and will purchase at least 95% of its U.S. barite requirements (with certain enumerated exceptions) from the Purchaser.
The foregoing description is not complete and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 2.1 hereto and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On December 1, 2022, the Company issued a press release announcing the closing of the transactions contemplated by the Agreement. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated herein by reference.
The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement, report or other document filed by Newpark pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1*
Asset Purchase Agreement dated as of October 19, 2022 by and between Excalibar Minerals LLC and Cimbar Resources, INC. (incorporated herein by reference to Newpark’s Current Report on Form 8-K filed on October 21, 2022)

99.1	Press release issued by Newpark Resources, Inc. on December 1, 2022
99.2	Unaudited pro forma condensed consolidated financial information
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
* Schedules and exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Newpark will furnish copies of such schedules and exhibits to the Securities Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	December 1, 2022	By:	/s/ E. Chipman Earle
E. Chipman Earle
Vice President, General Counsel,
Chief Administrative Officer & Corporate Secretary